UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2012
Date of Report (Date of earliest event reported)

Commission File No. 000-32037

GENESIS GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	65-0108171
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 North Military Trail, Suite 275, Boca Raton, FL 33431
(Address of principal executive offices, Zip Code)

(561) 988-1988
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2012, Genesis Group Holdings, Inc. (“Genesis”) filed a Certificate of Designation, Preferences and Rights of Series I Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation designates 4,500 shares of Preferred Stock as Series I Preferred Stock (the “Series I Preferred”), with the rights, preferences and privileges described in the Certificate of Designation. The shares of Series I Preferred are consideration for the acquisition by ADEX Corporation, a wholly owned subsidiary of Genesis, of the outstanding membership interests of Environmental Remediation and Financial Services, LLC.

Under the terms of the Certificate of Designation, the holders of Series I Preferred will have the right, beginning on the earlier of (i) 30 days after the closing of an underwritten public offering of shares of Genesis’s common stock (the “Common Stock”) pursuant to an S-1 Registration Statement which has been filed with and declared effective by the U.S. Securities and Exchange Commission (the “S-1 Closing Date”) and (ii) 120 days after issuance, to convert into a number of shares of Common Stock equal to $1,000 per share of Series I Preferred (subject to adjustment for subdivisions or combinations of the Series I Preferred) (the “Liquidation Value”) divided by the Conversion Price (as adjusted for stock splits, stock dividends, recapitalizations and the like). The Conversion Price shall be (i) if the Common Stock is then traded on a national securities exchange or over-the-counter, the average of the last reported sale price of the Common Stock for each of the three trading days prior to the date of conversion (or, if there is no such reported last sale price, the last reported bid price on such date) and (ii) if the Common Stock is not then traded on a national securities exchange or over-the-counter, the fair market value of a share of Common Stock on the date of conversion as determined in good faith by the Board of Directors of Genesis.

Subject to the terms of the Certificate of Designation, the holders of Series I Preferred may request that Genesis redeem shares of Series I Preferred at a price per share equal to the Liquidation Value beginning 30 days after the S-1 Closing Date. The total aggregate amount Genesis is obligated to pay to redeem Series I Preferred is $750,000.  After this aggregate amount has been paid, any remaining outstanding shares of Series I Preferred shall not be redeemable.

Upon a sale, liquidation, dissolution or winding up of Genesis, the holders of Series I Preferred will be entitled to the Liquidation Value after distribution to shares of Genesis capital stock with a senior liquidation preference.

The Certificate of Designation is filed as Exhibit 3.1 hereto, and the above description of the material terms of the Series I Preferred are qualified in their entirety by the Certificate of Designation.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

3.1	Series I Certificate of Designation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2012
GENESIS GROUP HOLDINGS, INC.

By:	/s/ Mark Munro
Name: Title:	Mark Munro Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Series I Certificate of Designation.